Exhibit 10.1

GENCO SHIPPING & TRADING LIMITED

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

ARTICLE I
General

1.1
Purpose

The Genco Shipping & Trading Limited Amended and Restated 2015 Equity Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture).

1.2
Administration

(a)            Administration by Board of Directors. The Plan shall be administered by the Company’s Board of Directors (the “Board of Directors” or “Board”). The term “Administrator” shall refer to the Board or any committee or person to whom the Board has delegated its authority pursuant to Section 1.2(d) hereof.

(b)            Administrator’s Authority. The Administrator shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreements executed pursuant to Section 2.1, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c)            Administrator Action. Actions of the Administrator shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Administrator members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.

(d)            Deemed Delegation to Committee. To the extent permitted by law and except when the Company’s Board of Directors elects to act as the Administrator or to delegate its responsibilities and powers to another person or persons, the Board of Directors shall be deemed to have delegated its all of its responsibilities and powers under the Plan, other than the authority to amend or terminate the Plan, to the Compensation Committee of the Board of Directors or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. For purposes of the foregoing, a “Qualified Member” is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).

(e)            Determinations Final. The Administrator shall act in its sole discretion with respect to all matters relating to the Plan and any Award Agreement, and the determination of the Administrator on all such matters shall be final, binding and conclusive.

(f)             Limit on Administrator’s Liability. Neither the Administrator nor any member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3
Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors, and executive, managerial, administrative and professional employees of and consultants to the Company, a Company subsidiary or a Company joint venture, (collectively, “key persons”) as the Administrator shall select, in each case to the extent permitted under Form S-8 under the 1934 Act, taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Administrator shall deem relevant in connection with accomplishing the purpose of the Plan. The Administrator may from time to time, determine that any key person shall be ineligible to receive awards under the Plan.

1.4
Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) stock options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing.

1.5
Shares Available for Awards

(a)            Aggregate Number of Shares. As originally adopted, the Plan provided for the issuance of up to 4,000,000 shares of common stock of the Company (“Common Stock”), subject to Section 3.6(a), which was adjusted to 400,000 shares as a result of the Company’s 1-for-10 reverse stock split on July 7, 2016 and increased to 2,750,000 shares by an amendment and restatement of the Plan with the approval of the Company’s shareholders on May 17, 2017. The Plan was further amended and restated, effective as of May 13, 2021, to increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares, for an aggregate of 4,750,000 shares of Common Stock. The Plan was further amended and restated on April 23, 2026, effective as of the date approved by the Company’s shareholders, to increase the number of shares of Common Stock available for issuance under the Plan by an additional 1,673,000 shares, for an aggregate of 6,423,000 shares of Common Stock, subject to Section 3.6(a). Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.

(b)            Certificate Legends. The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(c)             Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.6(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.6(e); and any shares in respect of which a stock appreciation right or restricted stock unit award is settled for cash.

(d)             Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 1.5(e), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Administrator may make awards to any key person. Subject to adjustment as provided in Section 3.6(a), at such time as the Company shall be subject to United States income tax, the total number of shares of Common Stock with respect to which awards may be granted to any key person during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against such limit for that year even after their cancellation.

(e)            Director Limit. Subject to adjustment as provided in Section 3.6(a), the total number of shares of Common Stock with respect to which awards may be granted to non-employee directors of the Company during any one calendar year shall not exceed 500,000 shares per director. In addition, the Administrator may not grant awards during a single calendar year to any non-employee director for his or her services as a non-employee director that, taken together with any cash fees paid to such non-employee director during the calendar year for his or her services as a non-employee director, would cause such non-employee director’s compensation for such calendar year to exceed $650,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

1.6
Definitions of Certain Terms

(a)             The term “cause” in connection with a termination of employment or other service for cause shall mean:

(i)             with respect to a member of the Board, cause shall consist of those acts or omissions that would constitute “cause” under the by-laws of the Company, as they may be amended from time to time;

(ii)            with respect to an employee or consultant, to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, or the in the case of a member of the Board, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement or document; and otherwise,

(iii)           the occurrence of any one or more of the following:

(A)
any failure by the grantee substantially to perform the grantee’s employment or other duties;

(B)
any excessive unauthorized absenteeism by the grantee;

(C)
any refusal by the grantee to obey the lawful orders of the Board or any other person or Administrator to whom the grantee reports;

(D)
any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E)
any act by the grantee that is inconsistent with the best interests of the Company;

(F)
the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G)
the grantee’s unauthorized (I) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (II) disclosure to any person or entity of any of the Company’s, or its affiliates’ confidential or proprietary information;

(H)
the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I)
the grantee’s commission of any act involving dishonesty or fraud.

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Administrator, which determination shall be final, binding and conclusive on all parties. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Administrator may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(b)             The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)            The term “director” shall mean a member of the Board, a member of the board of directors of any subsidiary of the Company and a member of the governing body of any subsidiary of the Company that is a partnership, limited liability company or other form of entity.

(d)            The term “employment” and “employed” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each director’s service as a director.

(e)             The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Board, the Fair Market Value of a share of Common Stock on any day shall be determined by the Board. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(f)             A grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary, any Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies (a “424 Corporation”); or (ii) the date the grantee ceases to be a Board member or a member of the board of directors of a 424 Corporation, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company subsidiary, any Company joint venture, or any 424 Corporation, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. The Administrator may determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

ARTICLE II
Awards Under The Plan

2.1
Agreements Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate or agreement (together with any written amendments or modifications thereto, an “Award Agreement”) which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2
Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

(a)            Stock Option Grants. The Administrator may grant stock options (“options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan.

 Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Code.

(b)             Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Administrator may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)            Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Administrator, which may not be less than the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise) or both, all as the Administrator shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)            Option Exercise Price. Each Award Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the applicable option. The option exercise price shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price per share shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

(e)            Exercise Period.

(i)
  The Administrator shall determine the periods during which an option or stock appreciation right shall be exercisable, whether in whole or in part. The Administrator may provide that a stock option or stock appreciation right will be automatically exercised on specific dates or upon the occurrence of a specified event.

(ii)
Unless the applicable Award Agreement provides otherwise, the following terms shall apply:

(A)            An option or stock appreciation right shall become exercisable with respect to a number of shares as close as possible to 25% of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(B)           The option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

(C)           The option or stock appreciation right shall remain exercisable until the earlier of (I) the tenth anniversary of the date of grant or (II) the expiration, cancellation or termination of the award, as set forth in Section 2.4 or otherwise.

2.3
Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)            Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Administrator shall in its sole discretion prescribe.

(b)            Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made by one or more of the following methods: (i) certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent); (ii) with the consent of the Administrator, delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price; or (iii) at the sole discretion of the Administrator and to the extent permitted by law and consistent with the terms of the Plan, such other provision as the Administrator may from time to time prescribe (whether directly or indirectly through the exchange agent).

(c)            Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d)            Investment Purpose and Legal Requirements. Notwithstanding the foregoing, at the time of the exercise of any option, the Company may, if it shall deem it necessary or advisable for any reason, require the holder of such option (i) to represent in writing to the Company that it is the optionee’s then intention to acquire the shares with respect to which the option is to be exercised for investment and not with a view to the distribution thereof, or (ii) to postpone the date of exercise until such time as the Company has available for delivery to the optionee a prospectus meeting the requirements of all applicable securities laws; and no shares shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company. The Company shall have the right to condition any issuance of shares to any optionee hereunder on such optionee’s undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may contain a legend to reflect any such restrictions.

(e) No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account to record such stock ownership in uncertificated form. Except as otherwise provided in Section 3.6(a), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4
Termination of Employment; Death Subsequent to a Termination of Employment

Except to the extent otherwise provided by the Administrator in an Award Agreement, the following rules shall apply to options and stock appreciation rights in the event of the grantee’s termination of employment.

(a)            General Rule. Except to the extent otherwise provided in this Section 2.4 or in Section 3.7(b)(ii), a grantee whose employment terminates may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the three-month period following the termination of employment, but in no event after the original expiration date of the award. The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the three-month period following the termination of employment, shall terminate.

(b)            Termination for Cause; Resignation. If a grantee’s employment is terminated for cause or the grantee resigns without the Company’s prior consent, all options and stock appreciation rights not theretofore exercised shall terminate as of the commencement of business on the effective date of the grantee’s termination of employment.

(c)             Retirement. If the Administrator so determines, a grantee who retires (as defined below) may exercise any outstanding option or stock appreciation right pursuant to its terms, without any earlier expiration of the award. For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company, as applicable, (using any method of calculation the Administrator deems appropriate) or (z) if approved by the Administrator, on or after he has completed at least 20 years of service.

(d)            Disability. A grantee whose employment terminates by reason of a disability (as defined below), may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the one-year period following the termination of employment, but in no event after the original expiration date of the award. The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the one-year period following the termination of employment, shall terminate. For this purpose “disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months. The existence of a disability shall be determined by the Administrator.

(e)            Death.

(i)
Termination of Employment as a Result of Grantee’s Death. If a grantee dies while employed, then any outstanding option or stock appreciation right shall continue to be exercisable pursuant to its terms, without any earlier expiration of the award.

(ii)
Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s death or (B) the original expiration date of the award. The option or stock appreciation right, to the extent not exercised during the one-year period following death, shall terminate.

(iii)
Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 hereof.

2.5
Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Award Agreement evidencing an option or stock appreciation right, during the lifetime of a grantee each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Administrator, in any applicable Award Agreement evidencing an option or a stock appreciation right, may permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate

Family Members, or (C) other parties approved by the Administrator in its sole discretion, except that no such transfer may be for consideration. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.6
Grant of Restricted Stock

(a)             Restricted Stock Grants. The Administrator may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of restricted stock shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an Award Agreement in such form as the Administrator shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Administrator and in accordance with the Marshall Islands Business Corporations Act.

(b)             Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.6; (ii) any dividends paid on such shares shall be held by the Company or another custodian designated by the Company until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Award Agreement.

(c)             Custody of Stock Certificate(s). Unless the Administrator shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable Award Agreement. The Administrator may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(d)            Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Award Agreement. The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

(e)             Consequence of Termination of Employment. Except as may be otherwise provided by the Administrator in an Award Agreement or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that did not vest prior to, and do not vest on account of, such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Administrator determines otherwise.

2.7
Grant of Restricted Stock Units

(a)             Restricted Stock Unit Grants. The Administrator may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an Award Agreement in such form as the Administrator shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Administrator, the Fair Market Value of a share, on a date specified in the Award Agreement. If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)            Vesting/Nontransferability. The Administrator shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable Award Agreement.

(c)            Consequence of Termination of Employment. Except as may otherwise be provided by the Administrator in an Award Agreement or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that did not vest prior to, and do not vest on account of, such termination of employment.

(d) Shareholder Rights. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which, pursuant to the award, a stock certificate has been issued or an account has been established evidencing ownership of the stock in uncertificated form, and not with respect to any other shares subject to the award.

2.8
Grant of Unrestricted Stock

The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.9
Dividend Equivalent Rights.

The Administrator may in its sole discretion include in any Award Agreement with respect to an option, stock appreciation right or restricted stock unit, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Administrator shall determine whether such payments shall be made in cash or in shares of Common Stock, the time or times at which they shall be made, which may not be sooner than the underlying award vests, and such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate.

ARTICLE III
Miscellaneous

3.1
Amendment of the Plan; Modification of Awards

(a)             Amendment of the Plan.

(i)
General. Subject to Section 3.1(a)(ii), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(ii)
Shareholder Approval Requirement. Shareholder approval shall be required with respect to any amendment to the Plan (i) that increases the aggregate number of shares which may be issued under the Plan; (ii) to the extent required by applicable law or stock exchange rules or (iii) to the extent that the Board determines that shareholder approval is desirable or necessary.

(b)            Modification of Awards. The Administrator may cancel any award under the Plan. Subject to the limitations in this Section 3.1(b), the Administrator also may amend any outstanding award and the applicable Award Agreement, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.4 with respect to the termination of the award upon termination of employment; provided however, that the Committee may not (w) lower the exercise price of an outstanding option or stock appreciation right, (x) cancel an option or stock appreciation right in exchange for a new option or stock appreciation right with a lower exercise price, (y) cancel an option or stock appreciation right in exchange for a different type of award under the Plan that has a value that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price or (z) authorize the payment of cash in lieu of the exercise of an option or stock appreciation right in an amount that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.6 or 3.7(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2
Consent Requirement

(a)             No Plan Action without Required Consent. If the Administrator shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Administrator.

(b)            Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3
Nonassignability

Except as otherwise provided in the Plan, (a) no award or right granted to any person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution, in accordance with the terms of such awards and to the extent not forfeited upon death; and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4
Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and provide a copy of such election to the Company, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5
Withholding Taxes

(a)            Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b) Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.6
Adjustment Upon Changes in Common Stock

(a)             Corporate Events. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Administrator shall make the following adjustments, subject to Sections 3.6(b) and (c):

(i)
Shares Available for Grants. The maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual limits described in Sections 1.5(d) and 1.5(e), shall be appropriately adjusted by the Administrator. In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Administrator may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual limits described in Sections 1.5(d) and 1.5(e), with respect to the number and class of shares of Common Stock, in each case as the Administrator may deem appropriate.

(ii)
Restricted Stock. Unless the Administrator in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)
Restricted Stock Units. The Administrator shall adjust outstanding grants of restricted stock units to reflect any corporate event as the Administrator may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)
Options, Stock Appreciation Rights and Dividend Equivalent Rights. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Administrator shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

(b)            Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock unit and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock unit or dividend equivalent right would have received in such merger or consolidation.

(c)             Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Administrator shall, in its sole discretion, have the power to:

(i)
cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then vested or exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right, provided, however, that if the exercise price of any such option or stock appreciation right exceeds such value, the option or stock appreciation right shall be cancelled without any consideration; and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(ii)
provide that each option and stock appreciation right outstanding immediately prior to such event (whether or not otherwise vested and exercisable) (a) may be exercised a period of not less than 30 days prior to the occurrence of such event and (b) shall expire upon the occurrence of such event, and cancel, effective immediately prior to the occurrence of such event, each restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(iii)
provide, in a manner consistent with Section 409A of the Code, for the exchange of each option, stock appreciation right and restricted stock unit (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right, restricted stock unit and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Administrator in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock unit or dividend equivalent right or, if the Administrator so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(d)            Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.6(a), (b) or (c) hereof, the Administrator may, in its sole discretion and in a manner consistent with Section 409A of the Code, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights, restricted stock units and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Administrator may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Administrator, in its sole discretion, determines it is appropriate, the Administrator may elect to cancel each or any option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right and (B) for each share of Common Stock subject to such restricted stock unit, equal to the Fair Market Value of Common Stock on the date of such cancellation. In the event of any such cancellation, any option or stock appreciation right for which the exercise price of such option or stock appreciation right exceeds the Fair Market Value of Common Stock on the date of such cancellation, such option or stock appreciation right shall be cancelled without any consideration.

(e)             No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.7
Change in Control

(a)             Change in Control Defined. For purposes of this Section 3.7 and, unless the applicable Award Agreement provides otherwise, for each award granted after the effective date of the amendment and restatement of the Plan, “Change in Control” shall mean the occurrence of any of the following:

(i)             any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (C) any company or entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company or (D) pursuant to a transaction or series of transactions in which the holders of the securities entitled to vote generally in the election of directors to the Board of Directors (the “Voting Securities”) of the Company outstanding immediately prior thereto, continue to retain or represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Securities of the surviving entity), more than 50% of the combined voting power of the Voting Securities of the Company, such surviving entity or any ultimate parent thereof outstanding immediately following such transaction or series of transactions, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities; or

(ii)             the sale of all or substantially all of the Company’s assets in one or more related transactions within a 12-month period to any person, other than such a sale to (x) a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) any company or entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company; or

(iii)           any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the Voting Securities; or

(iv)           50% or more of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.

Notwithstanding the foregoing, for each award subject to Section 409A of the Code, a Change in Control shall be deemed to occur under this Plan with respect to such award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(b)            Effect of a Change in Control. Unless the Administrator provides otherwise in an Award Agreement, upon the occurrence of a Change in Control, notwithstanding any other provision of this Plan:

(i)             to the extent permitted by law, the Administrator may, in its sole discretion, amend any Award Agreement in such manner as it deems appropriate;

(ii)            if a grantee who incurs a termination of employment for any reason, other than for cause or a voluntary termination by the grantee (other than a voluntary termination for “Good Reason”, to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company which contains a definition of such term and as defined in such agreement), concurrent with or within one year following the Change in Control:

(A)           any award to such grantee then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable; and

(B)           such grantee may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date (including to the extent vested due to such termination of employment), until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the applicable Award Agreement or the terms of Section 2.4 without reference to this Section 3.7(b)(ii) and (y) the first anniversary of the grantee’s termination of employment.

(C)            Miscellaneous. Whenever deemed appropriate by the Administrator, any action referred to in paragraph (b)(ii) of this Section 3.7 may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8
Limitations Imposed by Section 162(m)

Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Administrator determines the Company’s United States federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Administrator may take the following actions:

(a) With respect to options, stock appreciation rights or dividend equivalent rights, the Administrator may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a grantee exercises an option, stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Administrator determines to delay the exercise or payment, as the case may be, in respect of any such award, the Administrator shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Administrator may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(b)            With respect to restricted stock, unrestricted stock or restricted stock units, the Administrator may require the grantee to surrender to the Administrator any certificates with respect to restricted stock and unrestricted stock and agreements with respect to restricted stock units, in order to cancel the awards of such restricted stock, unrestricted stock and restricted stock units (and any related dividend equivalent rights). In exchange for such cancellation, the Administrator shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Administrator may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.9
Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment or change the terms of such employment.

3.10
Nature of Payments

(a)            Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)            Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.11
Deferred Compensation

The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly. Notwithstanding anything else herein to the contrary, any payment scheduled to be made to a grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment, to the extent necessary to comply with Code Section 409A(a)(B)(i) and applicable Treasury Regulations. Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.12
Non-Uniform Determinations

The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f).

3.13
Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.14
Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.15
Effective Date and Term of Plan

The Plan was initially adopted by the Board on June 26, 2015. The Board amended and restated the Plan (i) on March 23, 2017, which amendment and restatement was approved by the Company’s shareholders on May 17, 2017, (ii) on March 19 2021, which amendment and restatement was approved by the Company’s shareholders on May 13, 2021, (iii) on February 21, 2024, which amendment and restatement was not subject to shareholder approval, and (iv) on April 23, 2026, subject to and effective as of the date of approval by the Company’s shareholders, which amendment and restatement shall be null and void if not approved by the Company’s shareholders.

3.16
Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law

3.17
Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.